Exhibit 99.2

Press Release

Superior Announces Strategic Action in German Production Facility to

Further Enhance Competitiveness

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Strategic action in German manufacturing facility follows comprehensive assessment as part of Company’s ongoing focus on portfolio optimization
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Anticipated improvement in profitability of European operations
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Actions expected to enhance Superior’s Adjusted EBITDA1 and cash generation

SOUTHFIELD, MICHIGAN – August 31, 2023 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP) today announced that its subsidiary, Superior Industries Production Germany GmbH ("SPG"), has entered into Protective Shield Proceedings, a court-administered reorganization. These proceedings are strictly limited to SPG and its German-based manufacturing facility operating at the production site in Werdohl, Germany. The Company’s operations in the U.S., Mexico and Poland are not impacted, and its other German operations and aftermarket business are not part of these proceedings.

“We have made substantial progress in aligning our business to a rapidly evolving operating environment while elevating our footprint to a competitively advantaged position. Today, the vast majority of Superior’s capacity is high-performing and is strategically placed in two low-cost locations, Mexico and Poland, creating an attractive ‘local for local’ solution for our customers as they seek shorter supply chains to mitigate production risks. The action we are taking represents a continuation of our plan and the transformation of the remaining 6% of our footprint,” commented Majdi Abulaban, President and Chief Executive Officer of Superior. “Our competitive differentiators, including our ability to capture customer demand for larger, premium wheels, will continue to support our business well into the future.”

Strategic Action Details

In conjunction with the proceedings, Superior has developed a revised operating plan at its SPG facility to reduce costs, enhance revenues, and to better address critical customer needs. The actions the Company is undertaking are expected to drive long-term improvement in margins and cash flow while enabling a more efficient and effective footprint to support long-term growth. Superior maintains a strong financial position with ample liquidity, enabling the Company to focus on providing the highest level of service for its customers throughout the proceedings.

The Company expects to recognize a non-cash charge of approximately $82 million in the third quarter of 2023, representing the excess of the carrying value of the net assets over the estimated preliminary fair value of its interest in SPG.

1 See “Non-GAAP Financial Measures” below for a definition and reconciliation to the most comparable GAAP measure.

Superior expects to incur cash charges associated with these proceedings of €15 to 18 million and a benefit to adjusted EBITDA, which is expected to be fully realized in 2024 on a run rate basis, that reflects a payback of approximately one year.

2023 Outlook

Superior re-affirmed its full year 2023 outlook, which remains as follows:

FY 2023 Outlook
Unit Shipments	15.0 - 15.8 million
Net Sales	$1.55 - $1.63 billion
Value-Added Sales	$755 - $795 million
Adjusted EBITDA	$170 - $190 million
Cash Flow from Operations	$110 - $130 million
Capital Expenditures	~$65 million

Value-Added Sales and Adjusted EBITDA are Non-GAAP measures, as defined below. In reliance on the safe harbor provided under section 10(e) of Regulation S-K, Superior has not quantitatively reconciled from net income, the most comparable GAAP measure, to Adjusted EBITDA presented in the 2023 outlook, as Superior is unable to quantify certain amounts included in net income without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

Conference Call

Superior will host a conference call beginning at 9:00 AM ET on Thursday, August 31, 2023 to address the strategic action and may disclose material information in response to questions posed by participants during the call. The conference call may be accessed by dialing +1 786 697 3501 for participants in the U.S./Canada or 866 378 3566 for participants outside the U.S./Canada using the required conference ID 8312023 when prompted by the operator. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: investor call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP included throughout this release, this release refers to the following Non-GAAP measures:

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of redeemable preferred stock embedded derivative, acquisition and integration, certain hiring and separation related costs, proxy contest fees, gains associated with early debt extinguishment and accounts receivable factoring fees. “Value-Added Sales," defined as net sales less the value of aluminum and other costs, as well as outsourced service provider (“OSP”) costs that are included in net sales.

For the reconciliation of Value-Added Sales to the most directly comparable GAAP measure, see the attached supplemental data pages. Management believes these Non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses these Non-GAAP financial measures for planning and forecasting purposes. This Non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,”, “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “outlook,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2023 outlook included herein, the results of the protective shield proceedings and the operating plan at the SPG facility discussed herein as well as the expected costs and efficiencies associated therewith, the impact of COVID-19 and the resulting supply chain disruptions, increased energy costs, semiconductor shortages, and rising interest rates, as well as the Russian military invasion of Ukraine, on our future growth and earnings. These statements include our belief regarding general automotive industry market conditions and growth rates, as well as domestic and international economic conditions. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior's Securities and Exchange Commission filings and reports, including Superior’s current Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this release.

Contact:

Superior Investor Relations

(248) 234-7104

Investor.Relations@supind.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Non-GAAP Financial Measures (Unaudited)

(Dollars in Millions)

Outlook for Full Year 2023 Value-Added Sales	Outlook Range
Net Sales Outlook	$1,550.0	$1,630.0
Less: Aluminum, Other Costs, and Outside Service Provider Costs	(795.0)	(835.0)
Value-Added Sales Outlook	$755.0	$795.0